Exhibit 10.2

Plymouth Industrial OP, LP

WARRANT AGREEMENT

August 26, 2024

(d)	Taxes Upon Issuance of Partnership Units	30
Section 7.	Calculations	30
(a)	Responsibility; Schedule of Calculations	30
(b)	Calculations Aggregated for Each Holder	30
Section 8.	Additional Agreements	30
(a)	Regulatory Filings	30
(b)	Exchange Right	31
(c)	No Adverse Amendments	33
(d)	Participation Rights	34
(e)	Certain Tax Matters	35
(f)	Ownership Limits	35
Section 9.	Miscellaneous	36
(a)	Notices	36
(b)	Stamp and Other Taxes	37
(c)	Governing Law; Waiver of Jury Trial	37
(d)	Submission to Jurisdiction	37
(e)	No Adverse Interpretation of Other Agreements	37
(f)	Successors; Benefits of Warrant Agreement	37
(g)	Severability	37
(h)	Counterparts	37
(i)	Table of Contents, Headings, Etc	37
(j)	Tax Treatment	38
(k)	Withholding Taxes	38
(l)	Entire Agreement	38
(m)	No Other Rights	38

Exhibit A:     Form of Warrant Certificate

Exhibit B:     Form of Restricted Security Legend

Exhibit C:     Form of Exchange Notice

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of August 26, 2024, by and among Plymouth Industrial OP, LP, a Delaware limited partnership, as issuer (the “Company”), Plymouth Industrial REIT, Inc., a Maryland Corporation, as the parent company and general partner of the Company (the “Parent” or the “General Partner”) and Isosceles Investments, LLC, a Delaware limited liability company, as the initial Holder (as defined below). Each party to this Warrant Agreement agrees as follows.

Section 1.       Definitions.

“A&R LPA” means that certain amended and restated agreement of limited partnership of the Company, dated as of July 1, 2014, as the same may be amended, supplemented or modified from time to time.

“Affiliate” has the meaning set forth in Rule 144.

“Aggregate Strike Price” means, with respect to the exercise of any Warrant that will be settled by Physical Settlement, an amount equal to the product of (a) the Warrant Entitlement on the Exercise Date for such exercise; and (b) the Strike Price on the Exercise Date for such exercise; provided, however, that the Aggregate Strike Price will be subject to Section 5(f).

“Articles of Incorporation” has the meaning set forth in the A&R LPA.

“Assignment Form” means an assignment form substantially in the form set forth as Annex 2 to the Form of Warrant Certificate attached as Exhibit A hereto.

“Board of Directors” means the Parent’s board of directors or a committee of such board of directors duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Amount” means an amount of cash equal to (i) the Last Reported Sale Price per share of Common Stock on the Trading Day immediately prior to the date of receipt by the General Partner of an Exchange Notice multiplied by (ii) the REIT Shares Amount.

“Cashless Settlement” has the meaning set forth in Section 5(d)(i).

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designations” means the Certificate of Designations governing the Series C Preferred Units as part of the A&R LPA.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value per share, of the Parent, subject to Section 5(f).

“Conversion Factor” means 1.0, provided, that in the event that the General Partner (i) declares or pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on such date, and provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one share of Common Stock is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives an Exchange Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Exchange Notice immediately prior to the record date for such dividend, distribution, subdivision or combination; and provided further, however, that if the General Partner, in its sole and absolute discretion, causes the Company to make a distribution of Partnership Units or to subdivide or combine the outstanding Partnership Units in order to give equivalent effect to a dividend or distribution of shares of Common Stock or a subdivision or combination or shares of Common Stock, then the Conversion Factor shall remain the factor which it was immediately prior to such dividend or distribution of shares of Common Stock or subdivision or combination of shares of Common Stock.

“Degressive Issuance” has the meaning set forth in Section 5(e)(i)(6).

“Effective Price” means (a) in the case of the issuance or sale of shares of Common Stock or Partnership Units (as applicable), the value of the consideration received for such shares or units, expressed as an amount per share of Common Stock or Partnership Unit (as applicable); and (b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose (i) numerator is equal to the sum, without duplication, of (x) the value of the aggregate consideration received by the Parent or the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock or Partnership Units (as applicable) pursuant to such Equity-Linked Securities, and (ii) denominator is equal to the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities; provided, however, that:

(x)	for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock or Partnership Units (as applicable), is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities, as applicable, will be used, and (2) at each time thereafter when such amount of consideration or number of shares or units becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 5(e)(i)(6) and without affecting any prior adjustments theretofore made to the Strike Price, an issuance of additional Equity-Linked Securities;

(y)	for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock or Partnership Units (as applicable) pursuant to such Equity-Linked Securities; and
(z)	the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, reasonably determined in good faith by the Board of Directors upon the advice of its financial and other advisors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Equity-Linked Securities” means any rights, obligations, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock or Partnership Units (as applicable); provided, that, for the avoidance of doubt, Partnership Units shall not be deemed to be Equity-Linked Securities relative to the Common Stock by virtue of the exchange right in Section 8.05 of the A&R LPA or Section 8(b) of this Warrant Agreement.

“Electronic Certificate” means any electronic book entry maintained by the Registrar that represents any Warrants.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excepted Holder Limit” has the meaning set forth in the Articles of Incorporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a Notice of Exercise of Exchange Right substantially in the form of Exhibit C hereto.

“Exempt Issuance” means (a) the Parent’s issuance or grant of shares of Common Stock or options to purchase shares of Common Stock, or the Company’s issuance or grant of Partnership Units or options (or their equivalent) to purchase Partnership Units, to employees, directors or consultants of the Parent or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; or (b) the Parent’s or the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock or Partnership Units, as applicable, and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as set forth in the agreements or instruments governing such securities as in effect on the Initial Issue Date and without giving effect to any amendments to such agreements or instruments made after the Initial Issue Date. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Exercise” means the exercise of any Warrant.

“Exercise Consideration” means, with respect to the exercise of any Warrant, the type and amount of consideration payable to settle such exercise, determined in accordance with Section 5.

“Exercise Date” means, with respect to the Exercise of any Warrant, the first Business Day on which the requirements set forth in Section 5(c) for such exercise are satisfied.

“Exercise Notice” means a notice substantially in the form set forth as Annex 1 to the Form of Warrant Certificate attached as Exhibit A hereto.

“Exercise Period” means the period from, and including, the Initial Issue Date to, and including, the Exercise Period Expiration Date.

“Exercise Period Expiration Date” means the fifth anniversary of the Initial Issue Date; provided, however, that if the volume-weighted average price of the Common Stock for the ninety (90) consecutive Trading Days ending on the fifth anniversary of the Initial Issue Date (or, if such date is not a Trading Day, the immediately preceding Trading Day) as reported by Bloomberg Financial Markets (without regard to after-hours trading or any other trading outside of the regular trading session) is equal to or less than the applicable Strike Price in effect at such date, then the Exercise Period Expiration Date shall be extended until the seventh anniversary of the Initial Issue Date.

“Expiration Date” has the meaning set forth in Section 5(e)(i)(5).

“Expiration Time” has the meaning set forth in Section 5(e)(i)(5).

“Exercise Unit” means any Partnership Unit issued or issuable upon exercise of any Warrant.

“Holder” means a person in whose name any Warrant is registered on the Registrar’s books.

“Holder Group” has he meaning set forth in Section 8(b)(vi).

“Initial Issue Date” means the date such Warrant was first issued.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Parent selects.

“Limited Partners” has the meaning set forth in the A&R LPA.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Percentage” has the meaning set forth in Section 5(g)(ii).

“Maximum Share Amount” has the meaning set forth in Section 8(b)(vi).

“Open of Business” means 9:00 a.m., New York City time.

“Partnership Unit” has the meaning ascribed to such term in the A&R LPA, subject to Section 5(f).

“Partnership Unit Change Event” has the meaning set forth in Section 5(f)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Warrant Agreement.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any Warrant(s), which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Warrant(s) and duly executed by the Company.

“Physical Settlement” has the meaning set forth in Section 5(d)(i).

“Preemptive Securities” shall mean (a) shares of Common Stock or Partnership Units and (b) any warrants, options, rights or other securities (or any indebtedness instrument for borrowed money, whether in the form of notes, loans or any other instrument) exchangeable or exercisable for, or convertible into shares of Common Stock or Partnership Units.

“Pro Rata Percentage” means a fraction equal to (a) the number of outstanding Partnership Units held by a certain Holder plus the number of Partnership Units underlying all Warrants held by such Holder, divided by (b) the number of outstanding Partnership Units plus the number of Partnership Units underlying all Warrants then outstanding.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 26, by and among the Parent, the Company and Isosceles Investments, LLC, a Delaware limited liability company.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Common Stock that are entitled to such dividend, distribution or issuance.

“Redemption Measurement Date” has the meaning set forth in Section 4(a).

“Redemption VWAP” has the meaning set forth in Section 4(a).

“Reference Property” has the meaning set forth in Section 5(f)(i).

“Reference Property Unit” has the meaning set forth in Section 5(f)(i).

“Register” has the meaning set forth in Section 3(e)(ii).

“Registrar” has the meaning set forth in Section 3(e)(i).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of August 26, 2024, by and between the Company and Isosceles Investments, LLC, a Delaware limited liability company.

“Regulatory Approval Condition” shall mean that any Holder or any of its Affiliates is required to wait for the expiration of any waiting period under, file any notice, report or other submission with, or obtain any consent, registration, approval, permit or authorization from any Governmental Authority under any applicable law in connection with such transaction, including under (a) any U.S. or non-U.S. competition, merger control, antitrust or similar law, (b) any law that may be applicable to the direct or indirect ownership of equity in the Parent and its Subsidiaries (including the Company) or (c) any law related to the foregoing.

“REIT” means a real estate investment trust pursuant to Sections 856 through 860 of the Code.

“REIT Shares Amount” means a number of shares of Common Stock equal to the product of the number of Partnership Units offered for exchange by an Exchanging Holder, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of shares of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase shares of Common Stock, or any other securities or property (collectively, the “Rights”), and the Rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the Rights issuable to a holder of the shares of Common Stock on the record date fixed for purposes of determining the holders of shares of Common Stock entitled to Rights.

“Representation Letter” has the meaning set forth in Section 8(b)(vi).

“Requisite Stockholder Approval” means the stockholder approval contemplated by New York Stock Exchange Listing Rules 312.03(c) and 312.03(d) (or any successor rules), as applicable, with respect to the issuance of shares of Common Stock in amounts in excess of, or at prices below, the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the New York Stock Exchange or for any other reason, such stockholder approval is no longer required.

“Restricted Security Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means any Warrant or Exercise Unit.

“Series C Preferred Units” means the Series C Cumulative Perpetual Preferred Stock, $0.01 par value per share, of the Company.

“Settlement Method” means Cashless Settlement or Physical Settlement.

“Share Election” has the meaning set forth in Section 8(b)(vi).

“Specified Exchange Date” means the date specified by the Exchanging Holder and set forth in the Exchange Notice, which date shall not be earlier than two (2) Business Days from the date of receipt by the General Partner of the Exchange Notice.

“Spin-Off” has the meaning set forth in Section 5(e)(i)(3)(B).

“Spin-Off Valuation Period” has the meaning set forth in Section 5(e)(i)(3)(B).

“Strike Price” initially means the amount set forth on the Certificate first issued with respect to the Warrants represented thereby; provided, however, that the Strike Price is subject to adjustment pursuant to

Sections 5(e) and 5(f), in each case in accordance with the limitations set forth in Section 5(f)(i). Each reference in this Warrant Agreement or any Certificate to the Strike Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Strike Price immediately after the Close of Business on such date.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 5(f)(ii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 5(e)(i)(5).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)       such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

“Warrant” means each warrant issued by the Company pursuant to, and having the terms, and conferring to the Holders thereof the rights, set forth in, this Warrant Agreement. Subject to the terms of this Warrant Agreement, each Warrant will be exercisable for Partnership Units based on the Warrant Entitlement and Strike Price.

“Warrant Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Warrant Entitlement” initially means 1.0000 Partnership Unit per Warrant; provided, however, that the Warrant Entitlement is subject to adjustment pursuant to Sections 5(e) and 5(f). Each reference in this Warrant Agreement or any Certificate to the Warrant Entitlement as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Warrant Entitlement immediately after the Close of Business on such date.

Section 2.       Rules of Construction.

For purposes of this Warrant Agreement:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)       “herein,” “hereof” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision of this Warrant Agreement, unless the context requires otherwise;

(h)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)       the exhibits, schedules and other attachments to this Warrant Agreement are deemed to form part of this Warrant Agreement.

Section 3.       The Warrants.

(a)       Original Issuance of Warrants. On the Initial Issue Date, there will be originally issued an aggregate of Eleven Million Seven Hundred Sixty Thousand (11,760,000) Warrants, which Warrants will be initially registered in the name of the purchaser listed on Schedule 1 to the Purchase Agreement and in the individual amounts set forth therein.

(b)       Form, Dating and Denominations.

(i)       Form and Date of Certificates Representing Warrants. Each Certificate representing any Warrant will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(f) and may bear notations, legends or endorsements required by law, stock exchange rule or usage; and (3) be dated as of the date it is executed by the Company.

(ii)       Electronic Certificates; Physical Certificates. The Warrants will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, including as set forth in Section 3(g).

(iii)       Electronic Certificates; Interpretation. For purposes of this Warrant Agreement, (1) each Electronic Certificate will be deemed to include the text of the form of Certificate set forth in Exhibit A; (2) any legend, registration number or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Warrant Agreement to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the A&R LPA and any related requirements of the Registrar, in each case for the issuance of Warrants in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company.

(iv)       No Bearer Certificates; Denominations. The Warrants will be issued only in registered form and only in denominations equal to a whole numbers of Warrants.

(v)       Registration Numbers. Each Certificate representing any Warrant(s) will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding Warrant.

(c)       Execution and Delivery. A duly authorized officer of the Company will sign each Certificate representing any Warrant on behalf of the Company by manual or facsimile signature.

(d)       Method of Payment. The Company will pay all cash amounts due on any Warrant of any Holder by check mailed to the address of such Holder set forth in the Register; provided, however, that the Company will instead pay such cash amounts by wire transfer of immediately available funds to the account of such Holder specified in a written request of such Holder delivered to the Company no later than the Close of Business on the date that is three (3) Business Days immediately before the date such payment is due (or specified in the related Exercise Notice, if applicable).

(e)       Registrar.

(i)       Generally. The Company designates its principal U.S. executive offices as an office or agency where Warrants may be presented for registration of transfer or for exchange and exercise (the “Registrar”). At all times when any Warrant is outstanding, the Company will maintain an office in the continental United States constituting the Registrar.

(ii)       Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of Warrants held by each Holder and the transfer, exchange and exercise of the Warrants. Absent manifest error, the entries in the Register will be conclusive and the Company may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(f)       Legends.

(i)       Restricted Security Legend. Each Certificate representing any Warrant that is a Transfer-Restricted Security will bear the Restricted Security Legend.

(ii)       Other Legends. The Certificate representing any Warrant shall not bear any other legend or text, unless required by applicable law or by any securities exchange or automated quotation system on which such Warrant is traded or quoted; provided, however, that any such legend shall be promptly removed at which time as such legend is no longer required.

(iii)       Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Warrant represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv)       Legends on Exercise Units. Each Exercise Unit will bear a legend substantially to the same effect as the Restricted Security Legend if the Warrant upon the exercise of which such Exercise Unit was issued was (or would have been had it not been exercised) a Transfer-Restricted Security at the time such Exercise Unit was issued; provided, however, that such Exercise Unit shall not bear such a legend, and the Company shall promptly cause any such legend to be removed, if (i) the Exercise Unit would not be a Transfer-Restricted Security or (ii) the Company determines, in its reasonable discretion, that such Exercise Unit need not bear such a legend.

(g)       Transfers and Exchanges; Certain Transfer Restrictions.

(i)       Provisions Applicable to All Transfers and Exchanges.

(1)       No Services Charge. The Company will not impose any service charge on any Holder for any transfer, exchange or exercise of any Warrant.

(2)       No Transfers or Exchanges of Fractional Warrants. Notwithstanding anything to the contrary in this Warrant Agreement, all transfers or exchanges of Warrants must be in an amount representing a whole number of Warrants, and no fractional Warrant may be transferred or exchanged.

(3)       Legends. Each Certificate representing any Warrant that is issued upon transfer of, or in exchange for, another Warrant will bear each legend, if any, required by Section 3(f).

(4)       Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any Warrant, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)       Transfers and Exchanges of Warrants.

(1)       Subject to this Section 3(g), a Holder of any Warrant(s) represented by a Certificate may (x) transfer any whole number of such Warrant(s) to one or more other

Person(s); and (y) exchange any whole number of such Warrant(s) for an equal number of Warrants represented by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must deliver an Assignment Form to the Company and (A) if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company or the Registrar; and (B) deliver to the Company and the Registrar such certificates or other documentation or evidence as the Company and the Registrar may reasonably require to determine that such transfer complies with applicable securities laws.

(2)       Upon the satisfaction of the requirements of this Warrant Agreement to effect a transfer or exchange of any whole number of a Holder’s Warrant(s) represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(g)(ii)(2)):

(A)       such old Certificate will be promptly cancelled pursuant to  Section 3(l);

(B)       if only part of the Warrants represented by such old Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f);

(C)       in the case of a transfer to a transferee, the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(f); and

(D)       in the case of an exchange, the Company will issue, execute and deliver, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(f).

(iii)       Transfers of Warrants Subject to Exercise. Notwithstanding anything to the contrary in this Warrant Agreement, the Company and the Registrar will not be required to register the transfer of or exchange any Warrant that has been surrendered for exercise.

(iv)       Transfers and Exchanges of Exercise Units. Subject to Sections 9.02(c), 9.02(d) and 9.02(g) of the A&R LPA, each Holder of Exercise Units may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Exercise Units, or any of such Holder’s economic rights as a Holder of Exercise Units, whether voluntarily or by operation of law or at judicial sale or otherwise. Any such assignee of Exercise Units shall be deemed admitted as a Limited Partner (as defined in the A&R LPA) of the Company pursuant to Section 9.03 of the A&R LPA.

(h)       Exchange and Cancellation of Exercised Warrants.

(i)       Partial Exercises of Physical Certificates. If only a portion of a Holder’s Warrants represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(h)(i)) is exercised pursuant to Section 5, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such exercise, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(g)(ii), for (1) one or more Physical Certificates that each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Physical Certificate that are not to be so exercised and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of Warrants equal to the number of Warrants represented by such old Physical Certificate that are to be so exercised, which Physical Certificate will be exercised pursuant to the terms of this Warrant Agreement; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such Warrants subject to such exercise are deemed to cease to be outstanding pursuant to Section 3(m).

(ii)       Cancellation of Warrants that Are Exercised. If a Holder’s Warrant(s) represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) are exercised pursuant to Section 5, then, promptly after the later of the time such Warrant(s) are deemed to cease to be outstanding pursuant to Section 3(m) and the time such old Certificate is surrendered for such exercise, (1) such old Certificate will be cancelled pursuant to Section 3(l); and (2) in the case of a partial exercise, the Company will issue, execute and deliver to such Holder, in accordance with Section 3(c), one or more Certificates that (x) each represent a whole number of Warrants and, in the aggregate, represent a total number of Warrants equal to the number of Warrants represented by such old Certificate that are not to be so exercised; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).

(i)       Replacement Certificates. If a Holder of any Warrant(s) claims that the Certificate(s) representing such Warrant(s) have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in accordance with Section 3(c), a replacement Certificate representing such Warrant(s) upon surrender to the Company or the Registrar of such mutilated Certificate, or upon delivery to the Company or the Registrar of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company and the Registrar. In the case of a lost, destroyed or wrongfully taken Certificate representing any Warrant(s), the Company and the Registrar may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Registrar to protect the Company and the Registrar from any loss that any of them may suffer if such Certificate is replaced. Every replacement Warrant issued pursuant to this Section 3(i) will, upon such replacement, be deemed to be an outstanding Warrant, entitled to all of the benefits of this Warrant Agreement equally and ratably with all other Warrants then outstanding.

(j)       Registered Holders. Only the Holder of any Warrant(s) will have rights under this Warrant Agreement as the owner of such Warrant(s).

(k)       No Rights as a Unitholder. Except as otherwise specifically provided in this Warrant Agreement or the Certificate of Designations, prior to the time at which a Holder that exercises any Warrant is deemed to become the holder of record of the Exercise Unit(s) issuable to settle such exercise, (i) the Holder shall not be entitled to vote or receive distributions on, or be deemed the holder of, such Exercise Unit(s) for any purpose; and (ii) nothing contained in this Warrant Agreement will be construed to confer upon the Holder, as such, any of the rights of a partner of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

(l)       Cancellation. The Company may at any time deliver any Warrant to the Registrar for cancellation. The Company will forward to the Registrar each Warrant duly surrendered to them for transfer, exchange, payment or exercise. The Company will cause the Registrar to promptly cancel all Warrants so surrendered to it in accordance with its customary procedures.

(m)       Outstanding Warrants.

(i)       Generally. The Warrants that are outstanding at any time will be deemed to be those Warrants that, at such time, have been duly executed by the Company, excluding those Warrants that have theretofore been (1) cancelled by the Registrar or delivered to the Registrar for cancellation in accordance with Section 3(l); (2) paid or settled in full upon their exercise in accordance with this Warrant Agreement; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii) or (iv) of this Section 3(m).

(ii)       Replaced Warrants. If any Certificate representing any Warrant is replaced pursuant to Section 3(i), then such Warrant will cease to be outstanding at the time of such replacement, unless the Registrar and the Company receive proof reasonably satisfactory to them that such Warrant is held by a “bona fide purchaser” under applicable law.

(iii)       Exercised Warrants. If any Warrant(s) are exercised, then, at the Close of Business on the Exercise Date for such exercise (unless there occurs a default in the delivery of the Exercise Consideration due pursuant to Section 5 upon such exercise): (1) such Warrant(s) will be deemed to cease to be outstanding; and (2) the rights of the Holder(s) of such Warrant(s), as such, will terminate with respect to such Warrant(s), other than the right to receive such Exercise Consideration as provided in Section 5.

(iv)       Warrants Remaining Unexercised as of the Exercise Period Expiration Date. If any Warrant(s) are otherwise outstanding as of the Close of Business on the Exercise Period Expiration Date, then such Warrant(s) will cease to be outstanding as of immediately after the Close of Business on the Exercise Period Expiration Date.

Section 4.       Right of Redemption by the Company.

(a)       Company Redemption. The Company shall have the right to redeem all outstanding Warrants for cash (the “Redemption Right”) if the volume-weighted average price of the Common Stock for the ninety (90) consecutive Trading Days ending on the fifth anniversary of the Initial Issue Date (or, if such date is not a Trading Day, the immediately preceding Trading Day) (the “Redemption Measurement Date”) as reported by Bloomberg Financial Markets (without regard to after-hours trading or any other trading outside of the regular trading session) (the “Redemption VWAP”) is less than $21.00 (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification). The Redemption Right may only be exercised once and, if exercised, must be exercised in redemption of all outstanding Warrants at such time (and not only for a portion thereof). Except as set forth in this Section 4, the Company does not have the right to redeem the Warrants at its election.

(b)       Redemption Notice and Date. In the event the Company exercises its Redemption Right, it shall promptly deliver written notice to all Holders of outstanding Warrants (a “Redemption Notice”), which notice shall set forth (i) the redemption date fixed by the Company, which date shall not be less than ten (10) days following the date of delivery of the Redemption Notice and not more than thirty (30) days following the Redemption Measurement Date (the “Redemption Date”), (ii) the Company’s calculation of the Redemption VWAP (in reasonable detail), and (iii) the Redemption Price (as determined pursuant to Section 4(c) below). For the avoidance of doubt, any failure to deliver a Redemption Notice in compliance with this Section 4(b) shall forfeit the Company’s Redemption Right unless cured by subsequent deliver of a compliant Redemption Notice within the prescribed time period.

(c)       Redemption Price. Any Warrants redeemed pursuant to this Section 4 shall be redeemed for cash at a price per Warrant (the “Redemption Price”) determined (i) using a Black-Scholes valuation methodology mutually agreed to by the Company and the initial Holder, which shall be based on the observed volatility and Redemption VWAP of the Common Stock for the ninety (90) consecutive Trading Days ending on the Redemption Measurement Date, and (ii) shall be conclusively determined by an independent third-party valuation firm mutually agreed to by the Company and the initial Holder (at the sole expense of the Company). The Company and the initial Holder agree to cooperate as may be necessary and appropriate to select a valuation firm and determine the Redemption Price. The Redemption Price shall be paid in cash by wire transfer of immediately available funds prior to the close of business on the Redemption Date. Any amounts unpaid thereafter shall accrue interest at a rate of 10.0% per annum, compounding monthly.

(d)       Exercise After Notice of Redemption. The Warrants may be exercised at any time prior to the Redemption Date, including after deliver of the Redemption Notice.

Section 5.       Exercise of Warrants.

(a)       Generally. The Warrants may be exercised only pursuant to the provisions of this Section 5.

(b)       Exercise of Warrants.

(i)       Exercise Right; When Warrants May Be Submitted for Exercise. Subject to Section 5(c)(ii), Holders will have the right to submit all, or any whole number of Warrants that is less than all, of their Warrants for Exercise at any time during the Exercise Period.

(ii)       Exercises of Fractional Warrants Not Permitted. Notwithstanding anything to the contrary in this Warrant Agreement, in no event will any Holder be entitled to exercise a number of Warrants that is not a whole number.

(c)       Exercise Procedures.

(i)       Generally. To exercise any Warrant represented by a Certificate, the Holder of such Warrant must (a) complete, sign and deliver to the Company an Exercise Notice (at which time, in the case such Certificate is an Electronic Certificate, such Exercise will become irrevocable, expect as otherwise provided herein); (b) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Company (at which time such Exercise will become irrevocable, expect as otherwise provided herein); and (c) subject to Section 5(f), deliver the Aggregate Strike Price for such exercise in accordance with Section 5(c)(ii) (if Physical Settlement applies to such exercise).

(ii)       Delivery of Aggregate Strike Price. Subject to Section 5(f), the Holder of an exercised Warrant that will be settled by Physical Settlement will deliver the Aggregate Strike Price for such exercise to the Company in any combination of the following: (A) in cash by (x) certified or official bank check payable to the order of the Company and delivered to the Company at its principal executive offices in the United States; or (y) such other method as may be acceptable to the Company; or (B) on a cashless basis. If any portion of the Aggregate Strike Price is to be paid in cash, then such portion will be deemed to have been paid on the date on which such cash is actually received by the Company.

(d)       Settlement upon Exercise.

(i)       Settlement Method. Upon the exercise of any Warrant, the Company will settle such exercise by paying or delivering, as applicable and as provided in this Section 5(d), Partnership Units in the amounts set forth in either (x) Section 5(d)(ii)(1) (a “Physical Settlement”); or (y) Section 5(d)(ii)(2) (a “Cashless Settlement”). The Settlement Method applicable to the exercise of any Warrant will be the Settlement Method set forth in the Optional Exercise Notice for such exercise.

(ii)       Exercise Consideration. Subject to Section 5(f) and Section 7(b), the consideration due upon settlement of the exercise of each Warrant will consist of the following:

(1)       Physical Settlement. If Physical Settlement applies to such exercise, a number of Partnership Units equal to the Warrant Entitlement in effect immediately after the Close of Business on the Exercise Date for such exercise; or

(2)       Cashless Settlement. If Cashless Settlement applies to such exercise, a number of Partnership Units equal to the greater of (x) zero; and (y) an amount equal to:

where:

WE	= the Warrant Entitlement in effect immediately after the Close of Business on the Exercise Date for such exercise;
VP	= the Last Reported Sale Price per share of Common Stock on the Exercise Date for such exercise (or, if such Exercise Date is not a Trading Day, the immediately preceding Trading Day); and
SP	= the Strike Price in effect immediately after the Close of Business on such Exercise Date.

(iii)       Payment of Cash in Lieu of any Fractional Partnership Units. Subject to Section 7(b), in lieu of delivering any fractional Partnership Unit otherwise due upon exercise of any Warrant, the Company will pay cash based on the Last Reported Sale Price per share of Common Stock on the Exercise Date for such exercise (or, if such Exercise Date is not a Trading Day, the immediately preceding Trading Day).

(iv)       Delivery of Exercise Consideration. Except as provided in Sections 5(e)(i)(3)(B), 5(e)(i)(5), 5(e)(iii) and 5(f)(i)(C), the Company shall cause Exhibit A of the A&R LPA to be amended to reflect the issuance of all Exercise Units to the Holder or its designee (as set forth in such Exercise Notice) within two (2) Business Days following the date that a Holder delivers an Exercise Notice and the Aggregate Strike Price (other than in the case of a cashless exercise). Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes, and for purposes of Regulation SHO under the Exchange Act, to have become the holder of record of the Exercise Units with respect to which such Warrant has been exercised, irrespective of the date of delivery of the Exercise Units, provided that payment of the Aggregate Strike Price (other than in the case of a cashless exercise) is received by the Company.

(v)       Delivery of New Warrants Upon Exercise. If a Warrant is exercised in part, the Company shall, at the request of a Holder and upon surrender of such Warrant, at the time of delivery of the Exercise Consideration, deliver to the Holder a new Warrant evidencing the rights of the Holder with respect to any unexercised balance of the Warrant.

(vi)       Charges, Taxes and Expenses. Issuance of Exercise Units and any other Exercise Consideration shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance and delivery thereof, all of which taxes and expenses shall be paid by the Company, and all Exercise Units shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

(e)       Strike Price and Warrant Entitlement Adjustments.

(i)       Events Requiring an Adjustment to the Strike Price and the Warrant Entitlement. Each of the Strike Price and the Warrant Entitlement will be adjusted from time to time as follows:

(1)       Stock Dividends, Splits and Combinations. If the Company issues solely Partnership Units as a dividend or distribution on all or substantially all Partnership Units, or if the Company effects a unit split or a unit combination of the Partnership Units (in each case excluding an issuance solely pursuant to a Partnership Unit Change Event, as to which Section 5(f) will apply), then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the effective date of such dividend, distribution, unit split or unit combination, as applicable;

SP1 = the Strike Price in effect immediately after the Open of Business on such effective date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such effective date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such effective date;

OS0 = the number of Partnership Units outstanding immediately before the Open of Business on such effective date without giving effect to such dividend, distribution, unit split or unit combination; and

OS1 = the number of Partnership Units outstanding immediately after giving effect to such dividend, distribution, unit split or unit combination.

If any dividend, distribution, unit split or unit combination of the type described in this Section 5(e)(i)(1) is declared or announced, but not so paid or made, then each of the Strike Price and the Warrant Entitlement will be readjusted, effective as of the date the Company determines not to pay such dividend or distribution or to effect such unit split or unit combination, to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had such dividend, distribution, unit split or unit combination not been declared or announced.

(2)       Rights, Options and Warrants. If the Parent distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 5(e)(i)(3)(A) will apply) entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	= the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

Y	= a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and
X	= the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5(e)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Parent receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be reasonably determined in good faith by the Board of Directors upon advice of its financial and other advisors.

(3)       Spin-Offs and Other Distributed Property.

(A)       Distributions Other than Spin-Offs. If the Parent distributes shares of its Capital Stock, evidences of the Parent’s indebtedness or other assets or property of the Parent, or rights, options or warrants to acquire the Parent’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(I)       dividends, distributions, rights, options or warrants for which an adjustment to the Strike Price and the Warrant Entitlement is required pursuant to Section 5(e)(i)(2);

(II)       dividends or distributions paid exclusively in cash for which an adjustment to the Strike Price and the Warrant Entitlement is required pursuant to Section 5(e)(i)(4);

(III)       rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5(e)(v);

(IV)       Spin-Offs for which an adjustment to the Strike Price and the Warrant Entitlement is required pursuant to Section 5(e)(i)(3)(B); and

(V)       a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5(e)(i)(5) will apply,

then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

P	= the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV	= the fair market value (as reasonably determined by the Company or Parent in good faith upon advice of its financial and other advisors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than P, then, in lieu of the foregoing adjustments to the Strike Price and the Warrant Entitlement, each Holder will receive from the Company, for each Warrant held by such Holder on the Record Date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Warrant Entitlement multiplied by the Conversion Factor in effect on such Record Date.

To the extent such distribution is not so paid or made, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the distribution, if any, actually made or paid.

(B)       Spin-Offs. If the Parent distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Parent to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Partnership Unit Change Event as applied to the Common Stock pursuant to Section 5(f)(ii), as to which Section 5(f) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5(e)(i)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

P	= the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period; and
FMV	= the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.

The adjustment to the Strike Price and the Warrant Entitlement pursuant to this Section 5(e)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If any Warrant is exercised and the Exercise Date for such exercise occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Warrant Agreement, the Company will, if necessary, delay the settlement of such exercise until the second (2nd) Business Day after the Last Trading Day of the Spin-Off Valuation Period; provided, however, that in the case such delayed settlement would be necessary, the Holder may elect instead to forego such adjustment and the Company shall not be entitled to any such delay.

To the extent any dividend or distribution of the type described in this Section 5(e)(i)(3)(B) is declared but not made or paid, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)       Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP1 = the Strike Price in effect immediately after the Open of Business on such Ex-Dividend Date;

WE0 = the Warrant Entitlement in effect immediately before the Open of Business on such Ex-Dividend Date;

WE1 = the Warrant Entitlement in effect immediately after the Open of Business on such Ex-Dividend Date;

P	= the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	= the cash amount distributed per share of Common Stock in such dividend or distribution.

provided, however, that, if D is equal to or greater than P, then, in lieu of the foregoing adjustments to the Strike Price and the Warrant Entitlement, each Holder will receive from the Company, for each Warrant held by such Holder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the Warrant Entitlement multiplied by the Conversion Factor in effect on such Record Date. To the extent such dividend or distribution is declared but not made or paid, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)       Tender Offers or Exchange Offers. If the Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (reasonably determined as of the Expiration Time by the Parent or the Company in good faith upon advice of its financial and other advisors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then each of the Strike Price and the Warrant Entitlement will be adjusted based on the following formulas:

and

where:

SP0 = the Strike Price in effect immediately before the time such tender or exchange offer expires (the “Expiration Time”);

SP1 = the Strike Price in effect immediately after the Expiration Time;

WE0 = the Warrant Entitlement in effect immediately before the Expiration Time;

WE1 = the Warrant Entitlement in effect immediately after the Expiration Time;

P	= the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	= the aggregate value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Strike Price will in no event be adjusted up, and the Warrant Entitlement will in no event be adjusted down, pursuant to this Section 5(e)(i)(5), except to the extent provided in the last paragraph of this Section 5(e)(i)(5).

The adjustment to the Strike Price and the Warrant Entitlement pursuant to this Section 5(e)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If any Warrant is exercised and the Exercise Date for such exercise occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Warrant Agreement, the Company will, if necessary, delay the settlement of such exercise until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period; provided, however, that in the case such delayed settlement would be necessary, the Holder may elect instead to forego such adjustment and the Company shall not be entitled to any such delay.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, each of the Strike Price and the Warrant Entitlement will be readjusted to the Strike Price and the Warrant Entitlement, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(6)       Degressive Issuances. Subject to Section 5(f), if, on or after the Initial Issue Date, the Parent or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, Partnership Units or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock or Partnership Unit, as applicable, that is less than the Strike Price in effect (before giving effect to the adjustment required by this Section 5(e)(i)(6)) as of the date of the issuance or sale of such shares, units or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Strike Price will be decreased to an amount equal to the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

where:
SP	= the Strike Price in effect immediately before giving effect to the adjustment required by this Section 5(e)(i)(6);
OS	= the number of shares of Common Stock or Partnership Units (as applicable) outstanding immediately before such Degressive Issuance, plus, without duplication, the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying all Equity-Linked Securities of the Parent or the Company (as applicable) (other than the Equity-Linked Securities, if any, issued or sold in such Degressive Issuance) outstanding immediately before such Degressive Issuance;
EP	= such Effective Price per share of Common Stock or Partnership Unit (as applicable) in such Degressive Issuance; provided, however, that if such Degressive Issuance involves the issuance or sale of shares of Common Stock, Partnership Units or Equity-Linked Securities (as applicable) at differing Effective Prices, then EP will be calculated as the weighted-average of such Effective Prices, with each such Effective Price being weighted by the number of shares of Common Stock or Partnership Units (as applicable) issued or sold at such Effective Price in such Degressive Issuance or the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities issued or sold at such Effective Price in such Degressive Issuance, as applicable; and
X	= the sum, without duplication, of (x) the total number of shares of Common Stock or Partnership Units (as applicable) issued or sold in such Degressive Issuance, and (y) the maximum number of shares of Common Stock or Partnership Units (as applicable) underlying such Equity-Linked Securities issued or sold in such Degressive Issuance;

provided, however, that: (A) the Strike Price will not be adjusted pursuant to this Section 5(e)(i)(6) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock or Partnership Units (as applicable) pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock or Partnership Units (as applicable) for purposes of this Section 5(e)(i)(6) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 5(e)(i)(6)); and (C) in no event will the Strike Price be increased pursuant to this Section 5(e)(i)(6). For purposes of this Section 5(e)(i)(6), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Strike Price.

(ii)       No Adjustments in Certain Cases.

(1)       Where Holders Participate in the Transaction or Event Without Exercising. Notwithstanding anything to the contrary in Section 5(e)(i), the Company is not required to adjust the Strike Price or the Warrant Entitlement for a transaction or other event otherwise requiring an adjustment pursuant to Section 5(e)(i) (other than a unit split or combination of the type set forth in Section 5(e)(i)(1) or a tender or exchange offer of the type set forth in Section 5(e)(i)(5)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Warrants, in such transaction or event without having to exercise such Holder’s Warrants and as if such Holder had owned, on the Record Date for such transaction or event, a number of shares of Common Stock equal to the product of (i) the Warrant Entitlement multiplied by the Conversion Factor in effect on such Record Date; and (ii) the number of Warrants held by such Holder on such Record Date.

(2)       Certain Events. The Company will not be required to adjust the Strike Price or the Warrant Entitlement except pursuant to Section 5(e)(i). Without limiting the foregoing, the Company will not be required to adjust the Strike Price or the Warrant Entitlement on account of:

(A)       the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(B)       the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries, which plan or program is conducted in the ordinary course of business and consistent with the Company’s past practice;

(C)       the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date and pursuant to the terms of any such security as in effect as of the Initial Issue Date; or

(D)       solely a change in the par value of the Common Stock.

(iii)       Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1)       a Warrant is exercised;

(2)       the Record Date, effective date or Expiration Time for any event that requires an adjustment to the Strike Price pursuant to Section 5(e)(i) has occurred on or before the Exercise Date for such exercise, but an adjustment to the Strike Price or the Warrant Entitlement for such event has not yet become effective as of such Exercise Date;

(3)       the Exercise Consideration due upon such exercise includes any whole Partnership Units; and

(4)       such Partnership Units are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such exercise, the Company will, without duplication, give effect to such adjustment on such Exercise Date. In such case, if the date on which the Company is otherwise required to deliver the Exercise Consideration due upon such exercise is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such exercise until the second (2nd) Business Day after such first date; provided, however, that in the case such delayed settlement would be necessary, the Holder may elect instead to forego such adjustment and the Company shall not be entitled to any such delay.

(iv)       Adjustments Where Exercising Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Warrant Agreement, if:

(1)       an adjustment to the Strike Price or the Warrant Entitlement for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5(e)(i);

(2)       a Warrant is exercised;

(3)       the Exercise Date for such exercise occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(4)       the Exercise Consideration due upon such exercise includes any whole Partnership Units based on a Strike Price or Warrant Entitlement that is adjusted for such dividend or distribution; and

(5)       such Partnership Units would be entitled to participate in such dividend or distribution,

then such adjustment will not be given effect for such exercise and the Partnership Units issuable upon such exercise based on such unadjusted Strike Price and unadjusted Warrant Entitlement will not be entitled to participate in such dividend or distribution, but there will be added, to the Exercise Consideration otherwise due upon such exercise, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Partnership Units had such Partnership Units been entitled to participate in such dividend or distribution.

(v)       Determination of the Number of Outstanding Shares. For purposes of Section 5(e)(i), the number of shares of Common Stock or Partnership Units outstanding at any time will (1) include shares or units issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock or Partnership Units; and (2) exclude shares of Common Stock held in the Parent’s treasury or Partnership Units held in the Company’s treasury (unless the Parent or the Company, as applicable, pays any dividend or makes any distribution on such shares or units held in its treasury).

(vi)       Rounding of Calculations. All calculations with respect to the Strike Price and adjustments thereto will be made to the nearest cent (with half of one cent rounded upwards), and all calculations with respect to the Warrant Entitlement and adjustments thereto will be made to the nearest 1/10,000th of a Partnership Unit (with 5/100,000ths rounded upward).

(vii)       Equitable Adjustments. It is the intent of the Parent, the Company and the Holders that the adjustments to the Warrant Entitlement and the Strike Price of the Warrants as a result of actions taken by the Parent or the Company in the manners described in Section 5(e)(i) be addressed equitably and in a manner so as to preserve the economic interests of the Holders hereunder. In furtherance and without limitation of the foregoing, the Parent, the Company and the Holders agree that (a) no adjustment shall be duplicated when applicable to substantially similar actions taken by both the Parent and the Company in accordance with Section 5(e)(i) unless the context requires otherwise or when such adjustments would be accounted for in the A&R LPA or by the Conversion Factor in connection with an exercise of an Exchange Right with respect to the Exercise Units and (b) an adjustment shall be made in accordance with Section 5(e)(i) when applicable to an action taken by the Parent or the Company, whether the Parent or the Company is specifically named in any such provision of Section 5(e)(i), so long as one of the Parent or the Company is named in such provision.

(viii)       Statement Regarding Adjustments. Whenever the Strike Price Warrant Entitlement shall be adjusted (or there shall be any other adjustment to the terms of any Warrant), the Company shall, within five (5) Business Days thereafter, send a written notice to each Holder, including a statement showing in reasonable detail the facts requiring such adjustment and the Strike Price and Warrant Entitlement that shall be in effect after such adjustment.

(f)       Effect of Partnership Unit Change Event.

(i)       Generally. If there occurs any:

(1)       recapitalization, reclassification or change of the Partnership Unit, other than (x) changes solely resulting from a subdivision or combination of the Partnership Unit, (y) a change only in par value or from par value to no par value or no par value to par value or (z) unit splits and unit combinations that do not involve the issuance of any other series or class of securities;

(2)       consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)       sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)       other similar event,

and, as a result of which, the Partnership Unit is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Partnership Unit Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Partnership Unit would be entitled to receive on account of such Partnership Unit Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Warrant Agreement,

(A)       from and after the effective time of such Partnership Unit Change Event, (I) the consideration due upon exercise of any Warrant will be determined in the same manner as if each reference to any number of Partnership Units in this Section 5 or in Section 6, or in any related definitions, were instead a reference to the same number of Reference Property Units;

(B)       if such Reference Property Unit includes, but does not consist entirely of, cash (it being understood, for the avoidance of doubt, that clause (C) below will apply instead of this clause (B) if such Reference Property Unit consists entirely of cash), then, from and after the effective time of such Partnership Unit Change Event, there will be deducted or removed, as applicable, from the Aggregate Strike Price otherwise payable to exercise any Warrant pursuant to

Section 5(c), and from the cash that would otherwise be included in the Exercise Consideration due, pursuant to Section 5(d), to settle such exercise, in each case pursuant to Physical Settlement, a cash amount, per Warrant, equal to the product of (I) the Warrant Entitlement on the Exercise Date for such exercise; and (II) the lesser of (x) the Strike Price on the Exercise Date for such exercise; and (y) the amount of cash included in such Reference Property Unit;

(C)       if such Reference Property Unit consists entirely of cash, then (I) from and after the effective time of such Partnership Unit Change Event, no delivery of the Aggregate Strike Price will be required to exercise any Warrant; and (II) the Company will settle each exercise of any Warrant whose Exercise Date occurs on or after the date of the effective time of such Partnership Unit Change Event by paying, on or before the tenth (10th) Business Day immediately after such Exercise Date, cash in an amount, per Warrant, equal to the product of (I) the Warrant Entitlement; and (II) the excess, if any, of (x) the amount of cash included in such Reference Property Unit over (y) the Strike Price (it being understood, for the avoidance of doubt, that the amount set forth in this clause (II) will be zero if the amount set forth in clause (x) is not greater than the amount set forth in clause (y)); and

(D)       for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, reasonably determined in good faith by the Company upon the advice of its financial and other advisors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Partnership Unit, by the holders of Partnership Units. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)       Execution of Supplemental Instruments. On or before the date the Partnership Unit Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Partnership Unit Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable (which supplemental instruments will, for the avoidance of doubt, not require the consent of any Holder) to (y) provide for subsequent adjustments to the Strike Price and the Warrant Entitlement pursuant to Section 5(e)(i) in a manner consistent with this Section 5(f); and (z) contain such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 5(f)(i). If the Successor Person is not the Company, or the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then the Company will cause such Successor Person or Person, as applicable, to execute and deliver a joinder to this Warrant Agreement assuming the obligations of the Company under this Warrant Agreement, or the obligation to deliver such Reference Property upon exercise of the Warrants, as applicable. To the extent that any such events described in this Section 5(f) occur with respect to the Common Stock, then the provisions of this Section 5(f) shall apply with respect to the Common Stock, mutatis mutandis, in such a manner as to preserve the economic interests of the Holders hereunder.

(iii)       Notice of Partnership Unit Change Event. The Company will provide notice of each Partnership Unit Change Event to Holders no later than the second (2nd) Business Day after the effective date of the Partnership Unit Change Event.

(g)       Restrictions.

(i)       Principal Market Limitation. Notwithstanding anything to the contrary in this Warrant Agreement, unless and until the Requisite Stockholder Approval is obtained, (i) without the prior written consent of each affected Holder, neither the Parent nor the Company will effect any transaction or otherwise take any action that would result in an adjustment to the Strike Price or the Warrant Entitlement in a manner that, following such adjustment, approval of the Parent’s stockholders would be required in order for the Parent to satisfy the Exchange Right with respect to the maximum number of Partnership Units issuable upon exercise of all outstanding Warrants in shares of Common Stock, and (ii) in no event shall any shares of Common Stock be delivered in satisfaction of such Exchange Right in an amount or at such prices as would be in contravention of applicable listing standards of the New York Stock Exchange, including New York Stock Exchange Listing Rule 312.03 (or any successor rules).

(ii)       Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Parent may not elect to deliver any shares of Common Stock in exchange for Partnership Units or Warrants submitted for redemption by a Holder pursuant to Section 8(b) to the extent that delivery of such shares of Common Stock would, upon giving effect to such delivery, cause (i) the aggregate number of shares of Common Stock (or the combined voting power of the securities of the Parent) beneficially owned by the Holder, its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, to exceed 9.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company (or the combined voting power of all of the securities of the Company) following such delivery. By written notice to the Company, a Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice, or remove such limitation in its entirety; provided, however, that any such modification or removal of the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

(iii)       Regulatory Approvals. Notwithstanding anything to the contrary in this Warrant Agreement, no Partnership Units will be issued or delivered upon Exercise of any Warrant unless all filings, notifications, expirations of waiting periods, waivers and approvals necessary under Antitrust Laws have been satisfied, as contemplated by Section 8(a).

Section 6.       Certain Provisions Relating to the Issuance of Partnership Units.

(a)       Equitable Adjustments to Prices. Whenever this Warrant Agreement requires the Parent or the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate or an adjustment to the Strike Price), the Parent and the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Strike Price pursuant to Section 5(e)(i) that becomes effective, or any event requiring such an adjustment to the Strike Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)       Reservation of Partnership Units. At all times when any Warrant is outstanding, the Company will reserve (out of its authorized and not outstanding Partnership Units that are not reserved for other purposes), for delivery upon exercise of the Warrants, a number of Partnership Units that would be sufficient to settle the exercise of all Warrant(s) then outstanding (assuming, for these purposes, that each such Warrant is settled by the delivery of a number of Partnership Units equal to the then-applicable Warrant Entitlement).

(c)       Status of Partnership Units. Each Partnership Unit delivered upon exercise of any Warrant of any Holder will be a newly issued or treasury unit and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such Partnership Unit will be delivered).

(d)       Taxes Upon Issuance of Partnership Units. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any Partnership Units upon exercise of any Warrant of any Holder. For the avoidance of doubt, no delay or failure by the Company to deliver any such taxes shall delay delivery of Exercise Units by the date required under this Agreement.

Section 7.       Calculations.

(a)       Responsibility; Schedule of Calculations. Except as otherwise provided in this Warrant Agreement, the Company will be responsible for making all calculations called for under this Warrant Agreement or the Warrants, including determinations of the Strike Price and the Last Reported Sale Prices. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)       Calculations Aggregated for Each Holder. The composition of the Exercise Consideration due upon exercise of any Warrant of any Holder will be computed based on the total number of Warrants of such Holder being exercised with the same Exercise Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 8.       Additional Agreements.

(a)       Regulatory Filings. To the extent required in connection with the exercise of any Warrants (the “Exercise Transactions”), the Company and the Holder shall as soon as reasonably practicable (but in no event more than 10 business days) following written request by Holder, make any filings and apply for any approvals or consents that are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other applicable Antitrust Laws with respect to the Exercise Transactions and the Company and Holder shall, to the extent permitted under applicable law, (i) cooperate and coordinate, subject to all applicable privileges (including the attorney-client privilege), with the other in the making of any filings or submissions that are required to be made under any applicable Antitrust Laws or requested to be made by any Governmental Authority in connection with the Exercise Transactions, (ii) supply the other or its outside counsel with any information that may be required or requested by any Governmental Authority in connection with such filings or submissions, (iii) supply any additional information that may be required or requested by the Federal Trade Commission, the Department of Justice, or other Governmental Authorities in which any such filings or submissions are made under any applicable Antitrust Laws as promptly as practicable, and (iv) use their respective reasonable best efforts consistent with applicable law to cause the expiration or termination of the applicable waiting periods under any applicable Antitrust Laws as soon as reasonably practicable. Subject to applicable law relating to the exchange of information, the Holder shall have the right, with reasonable consideration of the Company’s comments, (x) to direct all matters with any Governmental Authority relating to the Exercise Transactions and (y) to review in advance, and direct the revision of, any filing, application, notification, or other document to be submitted by the Company to any Governmental Authority under any Antitrust Law. Neither party shall, without the prior written consent of the other party (which shall not be unreasonably withheld), participate in any meeting or substantive discussion with any Governmental Authority relating to the Exercise Transactions unless such party consults with the other party in advance and, to the extent permitted by such Governmental Authority, grants the other party the opportunity to attend and participate in such discussions. In furtherance of this Section 8(a), if any objections are asserted with respect to the Exercise Transactions under the HSR Act, any other applicable Antitrust Law or any other applicable law or if any legal proceeding is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice, or any other Governmental Authority challenging the Exercise Transactions or that would otherwise prohibit or materially impair or delay the consummation of the Exercise Transactions (an “Antitrust Restriction”), the Company and the Holder shall use their respective reasonable best efforts to resolve any such objections or lawsuits or other proceedings (or threatened proceedings) so as to permit consummation of the Exercise Transactions as soon as reasonably practicable. For as long as this Warrant is outstanding, the Company shall (subject to any restrictions on provision of such information under applicable law) as promptly as reasonably practicable provide such information regarding the Company and its subsidiaries as the Holder may reasonably request in order to determine what antitrust requirements may exist with respect to the Exercise Transactions. As used herein, (x) “Antitrust Laws” means the HSR Act and any applicable antitrust, competition or merger control laws or regulations, and (y) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

(b)       Exchange Right. Pursuant to the right of the Company and the holders of Partnership Units to modify the exchange right applicable to the Partnership Units held by them pursuant to Section 8.05(a) of the A&R LPA, the exchange right with respect to the Partnership Units issuable upon exercise of the Warrants shall be subject to this Section 8(b) and shall not be subject to the terms of the exchange right in Section 8.05 of the A&R LPA.

(i)       Subject to Sections 8(b)(ii) and 8(b)(iii), each Holder, in its capacity as a holder of Partnership Units following the exercise of any Warrants, shall have the right (the “Exchange Right”) to require the Company to redeem on a Specified Exchange Date all or a portion of the Partnership Units held by such Holder at an exchange price equal to and in the form of the Cash Amount to be paid by the Company. The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Company (with a copy to the General Partner) by the Holder who is exercising the Exchange Right (the “Exchanging Holder”); provided, however, that the Company shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Partnership Units subject to the Exchange Notice pursuant to Section 8(b)(ii). A Holder may not exercise the Exchange Right for less than 1,000 Partnership Units or, if such Holder holds less than 1,000 Partnership Units, all of the Partnership Units held by such Holder. The Exchanging Holder shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to such Partnership Units if the record date for such distribution is on or after the Specified Exchange Date, except as provided in Section 8(b)(v).

(ii)       Notwithstanding the provisions of Section 8(b)(i), a Holder that exercises the Exchange Right shall be deemed to have also offered to sell the Partnership Units described in the Exchange Notice to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Partnership Units offered for exchange by the Exchanging Holder and shall be treated for all purposes of the A&R LPA as the owner of such Partnership Units;

provided, however, that the General Partner’s right to elect to deliver the REIT Shares Amount shall be subject to the limitations set forth in Sections 5(g)(i), 5(g)(ii), 8(b)(iii) and 8(b)(vi). If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8(b)(ii) with respect to an Exchange Notice, it shall so notify the Exchanging Holder within one (1) Business Day after the receipt by the General Partner of such Exchange Notice. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Exchanging Holder pursuant to this Section 8(b)(ii), the General Partner shall have no obligation to the Exchanging Holder or the Company with respect to the Exchanging Holder’s exercise of an Exchange Right. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8(b)(ii), the Company shall have no obligation to pay any amount to the Exchanging Holder with respect to such Exchanging Holder’s exercise of such Exchange Right, and each of the Exchanging Holder and the General Partner shall treat the transaction between the General Partner and the Exchanging Holder for federal income tax purposes as a sale of the Exchanging Holder’s Partnership Units to the General Partner.

(iii)       Notwithstanding the provisions of Section 8(b)(i) and Section 8(b)(ii), a Holder shall not be entitled to exercise the Exchange Right if the delivery of Common Stock to such Holder on the Specified Exchange Date by the General Partner pursuant to Section 8(b)(ii) (regardless of whether or not the General Partner would in fact exercise its rights under to Section 8(b)(ii)) would (a) result in such Holder or any other Person owning, directly or indirectly, shares of Common Stock in excess of the ownership limitations described in the Articles of Incorporation (the “Ownership Limits”) and calculated in accordance therewith, taking into account any Excepted Holder Limit of such Holder or other Person, (b) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, or (c) cause the acquisition of Common Stock by such Holder to be “integrated” with any other distribution of Common Stock for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive any of the restrictions on exchange set forth in this Section 8(b)(iii).

(iv)       Notwithstanding anything to the contrary contained in this Agreement, a Holder shall be entitled to deliver an Exchange Notice concurrently with such Holder’s delivery of an Exercise Notice, in each case, covering the same (or in the case of the Exchange Notice, less) Exercise Units to be received upon the exercise of the Warrants, in which such case, the Company and the General Partner shall use reasonable best efforts to combine the procedures for exercise of the Warrants and the exchange of the Exercise Units pursuant to the Exchange Right so as to eliminate any delays between the exercise of the Warrants and the subsequent exchange of the Exercise Units pursuant to this Section 8(b), including by delivering shares of Common Stock without any legends regarding resale restrictions if such shares of Common Stock are being sold by the Exchanging Holder pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act.

(v)       If on or prior to the Specified Exchange Date (i) the Company fails to deliver the Cash Amount or (ii) the General Partner elects to exercise its purchase right under Section 8(b)(ii) and thereafter fails to deliver the applicable Cash Amount or the REIT Shares Amount, as applicable, then the Company or the General Partner, respectively, shall pay the Exchanging Holder interest in an amount equal to 10.0% per annum of the Cash Amount that would have been payable upon exchange of such Partnership Units (regardless of whether such exchange was to be satisfied by delivery of the applicable Cash Amount or the REIT Shares Amount) for the period beginning on the date the applicable Exchange Notice until such exchange is satisfied in full by delivery of the applicable Cash Amount or the REIT Shares Amount (together with any such accrued interest).

Notwithstanding anything herein to the contrary, an Exchanging Holder shall continue to be treated as the Holder of such Partnership Units in all respects during the pendency of any period of non-payment contemplated in this Section 8(b)(v).

(vi)       In the event that any Holder notifies the Company that it intends to exercise its Exchange Right and the General Partner elects to deliver the REIT Shares Amount to such Holder, then the General Partner shall use reasonable best efforts to promptly provide an Excepted Holder Limit to the Holder and one or more of its direct or indirect owners or affiliated entities (collectively, the “Holder Group”), which shall permit them to Beneficially Own (as defined in the Articles of Incorporation) and Constructively Own (as defined in the Articles of Incorporation) the REIT Shares Amount that could be issued upon the exercise of the Exchange Right with respect to all Partnership Units that have been or could be issued upon exercise of the Warrants (assuming the Exchange Right could be exercised in full) (such shares, the “Maximum Share Amount”). As a condition to granting such Excepted Holder Limit, such Holder (and/or one or more of its Affiliates, as appropriate) will provide the General Partner with customary representations (a “Representation Letter”) reasonably acceptable to the General Partner and such Holder on behalf of the members of the Holder Group, provided that such Representation Letter and Excepted Holder Limit shall provide that the members of the Holder Group may own up to 9.9% of any tenant of the General Partner (as determined for purposes of Section 856(d)(2)(B) of the Code) (provided that such ownership by members of the Holder Group does not otherwise cause the General Partner to receive or accrue rent from any tenant described in Section 856(d)(2)(B) of the Code in an amount that would cause the General Partner to not qualify as a REIT) and, so long as rent from any such tenants, in the aggregate, does not exceed one percent (1%) of the General Partner’s gross income in a taxable year, 10% or more of one or more tenants of the General Partner (as determined for purposes of Section 856(d)(2)(B) of the Code). Notwithstanding any other provision of this Agreement to the contrary, in the event that the General Partner and the Holder are unable to agree on the terms of the Excepted Holder Limit or an Excepted Holder Limit is not otherwise issued, the General Partner shall not be entitled to elect to deliver the REIT Shares Amount in exchange for such Partnership Units without the prior written consent of the Holder, unless the members of the Holder Group would not Beneficially Own or Constructively Own Common Stock in excess of the Ownership Limits in the event that all Partnership Units that have been or could be issued upon exercise of the Warrants then owned by such members were exchanged for the REIT Shares Amount. Any terms used in this Section 8(b)(vi) and Section 8(f) and not defined in this Agreement shall have the meaning given in the Articles of Incorporation.

(vii)       In addition to the foregoing, each Holder shall have the right (the “Warrant Exchange Right”) to require the Company to redeem all or a portion of the Warrants held by such Holder. Such Warrant Exchange Right shall be effected as though such Warrants had been exercised for Partnership Units and, concurrently therewith, such Partnership Units were submitted for redemption pursuant to the terms of Sections 8(b)(i) through (v), which shall apply mutatis mutandis to such Warrant Exchange Right, including with respect to the procedures for delivery of an Exchange Notice in respect of such Warrants, the amount and form of the exchange price being based on the Cash Amount for such Warrants, and the right of the General Partner to purchase directly and acquire such Warrants by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion, subject to Section 8(b)(ii)).

(c)       No Adverse Amendments. The Company shall not amend, alter, waive or repeal any provision (including by merger, consolidation, division, transfer or conveyance of all or substantially all of its assets or otherwise) of the A&R LPA, Certificate of Designations, or any similar organizational documents of the Company or any Subsidiary, if such amendment, alteration, waiver or repeal would adversely affect the rights, of any Holder.

(d)       Participation Rights.

(i)       Subject to Section 8(d)(vi), if the Parent or the Company proposes to sell to any Person any Preemptive Securities in a financing transaction for cash (such securities, the “New Securities”), then the Parent or the Company, as applicable, shall first deliver to each Holder a written notice (an “Offer Notice”) setting forth: (i) the aggregate number of New Securities proposed to be sold, (ii) the price per New Security and all other material terms and conditions, (iii) the identity of each Person to whom securities are proposed to be sold (or, if unknown, how such Persons shall be identified), (iv) all written financial information and other disclosures provided by the Parent, the Company or their representatives to any other proposed recipient of the New Securities and (v) an offer to sell to such Holder, on the same terms and conditions described in the Offer Notice, up to a fraction of such New Securities equal to such Holder’s Pro Rata Percentage.

(ii)       A Holder may irrevocably elect to purchase New Securities on the terms set forth in the Offer Notice by delivering a written notice to the Parent or the Company, as applicable, within five (5) Business Days after receipt of the Offer Notice (or such longer period as the Parent or the Company may specify therein) setting forth the amount of New Securities that the Holder desires to purchase (a “Purchase Notice”). If at least one Holder delivers a Purchase Notice for its full Pro Rata Percentage (a “Fully Subscribing Holder”), but one or more other Holders does not deliver a Purchase Notice for its full Pro Rata Percentage (an “Undersubscribing Holder”), then the Parent or the Company, as applicable, shall offer to the Fully Subscribing Holder such portion of the New Securities eligible to be purchased by the Undersubscribing Holders that such Investor Parties did not elect to purchase (the “Undersubscribed New Securities”). Each Fully Holder may offer to purchase up to the full amount of Undersubscribed New Securities and to the extent more than one Fully Subscribing Holders offers to purchase Undersubscribed New Securities, such Undersubscribed New Securities shall be allocated ratably based on such Fully Subscribing Holder’s Pro Rata Percentage.

(iii)       In the event a Holder timely delivers a Purchase Notice, then the sale of New Securities set forth in the Purchase Notice delivered by the Holder shall take place no later than sixty (60) days after the date of the Offer Notice and concurrent with the issuance of New Securities to other Person(s), if any, participating in such sale of New Securities, and the number of New Securities issued to Persons other than the Holder shall be no greater than the number of New Securities described in the Offer Notice minus the number of New Securities elected to be purchased by the Holders in the related Purchase Notice. In the event that no Holders timely deliver a Purchase Notice, then the Parent or the Company, as applicable, shall have the right, but shall not be obligated, to sell no later than sixty (60) days after the date of the Offer Notice up to the number of New Securities described in the Offer Notice. If the New Securities are not sold during such period, the rights of the Holders under this Section 8(d) shall apply to any such proposed sale and the Parent or the Company, as applicable, shall provide a new Offer Notice.

(iv)       New Securities issued hereunder to each Holder shall be on the terms set forth in the related Offer Notice, and New Securities issued to any other Person(s) shall be at a price and on other terms and conditions not more favorable to such Person(s) than those offered to the Holders in the related Offer Notice.

(v)       Each Holder may assign, in whole or in part, their right to purchase New Securities pursuant to this Section 8(d) to any Affiliate and, upon such assignment, such Person shall be entitled to exercise the rights of the Holder under this Section 8(d).

(vi)       The rights of any Holder under this Section 8(d) shall not apply to Preemptive Securities issued pursuant to an Exempt Issuance.

(vii)       If, as a result of the exercise of a right pursuant to this Section 8(d), one or more Holders notify the Parent or the Company, as applicable, within five (5) business days of their exercise of such right that such Holder reasonably believes a Regulatory Approval Condition may apply, then such Holder and the Parent or the Company shall cooperate in accordance with the provisions of Section 8(a) (where references to the Company shall be to the Parent in connection with the offer of New Securities by the Parent) in respect of the Holder’s exercise of a right pursuant to this Section 8(d), mutatis mutandis. The costs and expenses of all activities required pursuant to this Section 8(d)(vii) shall be borne by the Parent or the Company, as applicable.

(viii)       In lieu of the participation rights set forth in this Section 8(d), to the extent the proposed issuance of New Securities will be registered pursuant to the Securities Act to be sold in a transaction in which the Parent has engaged one or more underwriter(s), the Parent will (i) give each Holder advance notice of such proposed issuance as promptly as is reasonably practical and prudent in light of the timing and nature of the transaction, but no less than five (5) Business Days before the public announcement of such transaction and (ii) cause the underwriters to allow each Holder to participate in such proposed issuance in an amount up to the Holder’s Pro Rata Percentage (and giving effect to the over- and under-subscription provisions of Section 8(d)(ii)) on the same terms, conditions and price to be provided to other investors in the proposed issuance of New Securities, subject to the Holder’s compliance with any timing, indication, eligibility and documentation requirements imposed by any underwriter on similarly situated participants in the transaction.

(ix)       Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of Section 8(d)(i), the Company may elect to give notice to the Holders within twenty (20) days after the issuance of Preemptive Securities for an amount in excess of $10 million (as aggregated with all issuances of Preemptive Securities since the last Offer Notice was delivered to the Holders), which notice shall describe the type, price and terms of the Preemptive Securities. Each Holder shall have thirty (30) days from the date such notice is given to elect to purchase up to the number of Preemptive Securities that it would have been entitled to purchase under this Section 8(d) had Section 8(d)(i) been complied with on and before the issuance of such Preemptive Securities, and the provisions of Section 8(d) shall apply mutatis mutandis.

(e)       Certain Tax Matters. Notwithstanding anything to the contrary herein, the General Partner shall place appropriate restrictions on the ability of the Limited Partners of the Company to exercise their Exchange Rights as and if deemed necessary to ensure that the Company does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners and take such other actions as may be necessary or appropriate in furtherance of the foregoing. Notwithstanding the foregoing, as long as the Warrants remain outstanding or the Exercise Units have not been redeemed or exchanged pursuant to the terms of this Agreement, the General Partner shall cause the Company not to have more than fifty (50) “partners” within the meaning of U.S. Treasury Regulations Section 1.7704-1(h) and as calculated without regard to the Warrants and the Exercise Units.

(f)       Ownership Limits. So long as any Warrants or Exercise Units are outstanding and are directly or indirectly beneficially owned by the initial Holder or any of its Affiliates, the General Partner shall not decrease the Ownership Limits unless it concurrently grants an Excepted Holder Limit that permits the initial Holder and such Affiliates (together with certain affiliated persons) to Beneficially Own and Constructively Own at least 9.8% (in both value and in number of shares) of the outstanding shares of

Common Stock of the General Partner. As a condition to granting such Excepted Holder Limit, the initial Holder (and/or one or more of its Affiliates, as appropriate) will provide the General Partner with customary representations reasonably acceptable to the General Partner and the initial Holder.

Section 9.       Miscellaneous.

(a)       Notices. Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by electronic mail, facsimile, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to the other Party at the address set forth below:

(i)       If to the Parent or the Company, to it at:

c/o Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Anne A. Hayward
Email: anne.hayward@plymouthrei.com

with a copy to:

Winston & Strawn LLP
2121 N. Pearl Street, Suite 900
Dallas, Texas 75201
Attention: Kenneth L. Betts
Email: kbetts@winston.com

(ii)       If to the Holder:

c/o Sixth Street Partners, LLC
2100 McKinney Avenue, Suite 1500
Dallas, TX 75201
Attention: Joshua Peck; Sixth Street Legal
Email: jpeck@sixthstreet.com; SixthStreetLegal@sixthstreet.com in each case, with a copy to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention: Nima J. Movahedi; Bradley A. Helms
Email: nima.movahedi@lw.com; bradley.helms@lw.com

(iii)       Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail at or prior to 5:30 p.m. (San Francisco time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Business Day or later than 5:30 p.m. (San Francisco time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

(b)       Stamp and Other Taxes. The Company will be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Warrant Agreement, except any such tax that is due because a Holder requests any Partnership Units due upon exercise of any Warrant of such Holder to be registered in a name other than such Holder’s name.

(c)       Governing Law; Waiver of Jury Trial. THIS WARRANT AGREEMENT AND THE WARRANTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WARRANT AGREEMENT OR THE WARRANTS, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY WARRANT) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT, THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT AGREEMENT OR THE WARRANTS.

(d)       Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Agreement or the transactions contemplated by this Warrant Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 9(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Warrant Agreement or by its acceptance of any Warrant) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(e)       No Adverse Interpretation of Other Agreements. Neither this Warrant Agreement nor the Warrants may be used to interpret any other agreement of the Parent or its Subsidiaries or of any other Person, and no such other agreement may be used to interpret this Warrant Agreement or the Warrants.

(f)       Successors; Benefits of Warrant Agreement. All agreements of the Parent and the Company in this Warrant Agreement and the Warrants will bind its respective successors. Subject to the preceding sentence, this Warrant Agreement is for the sole benefit of the parties hereto and for the Holders, as such, from time to time, and nothing in this Warrant Agreement, or anything that may be implied from any provision of this Warrant Agreement, will confer on any other Person any right, claim or remedy.

(g)       Severability. If any provision of this Warrant Agreement or the Warrants is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Warrant Agreement or the Warrants will not in any way be affected or impaired thereby.

(h)       Counterparts. The parties may sign any number of copies of this Warrant Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Warrant Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(i)       Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and sub-Sections of this Warrant Agreement have been inserted for convenience of reference only, are not to be considered a part of this Warrant Agreement and will in no way modify or restrict any of the terms or provisions of this Warrant Agreement.

(j)       Tax Treatment. Each Warrant is intended to be treated as a non-compensatory option within the meaning of U.S. Treasury Regulation Section 1.721-2(f) as of the Initial Issue Date and not an equity interest in the Company for U.S. federal income tax purposes. The Company and Holders shall file all tax returns consistent with the foregoing treatment or intent and shall not take any contrary tax position unless required by a final determination within the meaning of Section 1313 of the Code; provided, however, that nothing contained herein shall prevent the parties from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of the foregoing treatment or intent, and no party shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging the foregoing treatment or intent. The Company shall not cause a Warrant to be treated as equity for U.S. federal income tax purposes in connection with any purported measurement event within the meaning of U.S. Treasury Regulation Section 1.761-3(c) or otherwise without the consultation and consent of the Holder thereof (not to be unreasonably withheld, conditioned or delayed).

(k)       Withholding Taxes. Each Holder of a Warrant agrees that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Strike Price or the Warrant Entitlement, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Exercise Consideration on such Warrant, any payments on the Partnership Units or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Warrant; provided that, the Company shall notify such Holder reasonably in advance of any such payments and shall provide such Holder with a reasonable opportunity to establish an exemption from such withholding.

(l)       Entire Agreement. This Warrant Agreement, including all Exhibits hereto, together with the Purchase Agreement, the Registration Rights Agreement, the Board Observer Agreement and the Certificate of Designations constitute the entire agreement of the Parties with respect to the specific subject matter covered hereby and thereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m)       No Other Rights. The Warrants will confer no rights to the Holders thereof except as provided in this Warrant Agreement. For the avoidance of doubt, and without limiting the operation of Sections 5(e)(iv) and 5(e)(ii)(1), and the provisos to Sections 5(e)(i)(3)(A) and 5(e)(i)(4), the Warrants will not confer to the Holders thereof any rights as stockholders of the Company.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Warrant Agreement have caused this Warrant Agreement to be duly executed as of the date first written above.

COMPANY:

PLYMOUTH INDUSTRIAL OP, LP

By:    /s/ Jeffrey E. Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

PARENT:

PLYMOUTH INDUSTRIAL REIT, INC.

By:    /s/ Jeffrey E Witherell

Name: Jeffrey E. Witherell

Title: Chief Executive Officer

[Signature Page to Warrant Agreement]

HOLDER:

ISOSCELES INVESTMENTS, LLC

By:    /s/ Sandra Rutova

Name: Sandra Rutova

Title: Vice President

Contact:   Joshua Peck; Sixth Street Legal

Email:      jpeck@sixthstreet.com; SixthStreetLegal@sixthstreet.com

Address:      c/o Sixth Street Partners, LLC

2100 McKinney Avenue, Suite 1500

Dallas, TX 75201

Attention: Joshua Peck; Sixth Street Legal

Email: jpeck@sixthstreet.com; SixthStreetLegal@sixthstreet.com

[Signature Page to Warrant Agreement]

Exhibit A

FORM OF WARRANT

[Insert Restricted Security Legend, if applicable]

PLYMOUTH INDUSTRIAL OP, LP

Warrants

Certificate No.  [_____]

Plymouth Industrial OP, LP, a Delaware limited partnership (the “Company”), certifies that [_____] is the registered owner of [_____] Warrants represented by this certificate (this “Certificate”). The Warrants represented by this Certificate shall have an initial Strike Price of $[_____] per Partnership Unit, subject to adjustment as set forth in the Warrant Agreement.

The terms of the Warrants are set forth in the Warrant Agreement, dated as of [_____], between the Company, Plymouth Industrial REIT, Inc., a Maryland corporation, as Parent, and Isosceles Investments, LLC, as the initial Holder (the “Warrant Agreement”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Warrant Agreement.

Additional terms of this Certificate are set forth on the other side of this Certificate.

IN WITNESS WHEREOF, Plymouth Industrial OP, LP has caused this instrument to be duly executed as of the date set forth below.

Date: ______________________________	PLYMOUTH INDUSTRIAL OP, LP By: _______________________________ Name: Title:

Plymouth Industrial OP, LP

Warrants

This Certificate represents one or more duly issued and outstanding Warrants. Certain terms of the Warrants are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Warrant Agreement, the provisions of the of the Warrant Agreement will control.

1.       Warrant Entitlement. The number of Partnership Units for which each Warrant represented by this Certificate may be exercised is equal to the Warrant Entitlement, which may be adjusted from time to time in accordance with the terms of the Warrant Agreement. The Warrant Entitlement is initially 1.0000 Partnership Unit per Warrant.

2.       Method of Payment. Cash amounts due on the Warrants represented by this Certificate will be paid in the manner set forth in Section 3(d) of the Warrant Agreement.

3.       Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Warrant(s) represented by this Certificate for all purposes, subject to Section 3(j) of the Warrant Agreement.

4.       Denominations; Transfers and Exchanges. All Warrants will be in registered form an in denominations equal to any whole number of Warrants. Subject to the terms of the Warrant Agreement, the Holder of the Warrants represented by this Certificate may transfer or exchange such Warrants by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

5.       No Right of Redemption by the Company. The Company will not have the right to redeem the Warrants at its election.

6.       Exercise Rights. The Warrants will be exercisable for Exercise Consideration in the manner, and subject to the terms, set forth in Section 5 of the Warrant Agreement.

7.       Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Warrant Agreement, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Plymouth Industrial OP, LP
20 Custom House Street, 11th Floor
Boston, Massachusetts 02110
Attention: Chief Financial Officer

Annex 1

EXERCISE NOTICE

Plymouth Industrial OP, LP

Subject to the terms of the Warrant Agreement, by executing and delivering this Exercise Notice, the undersigned Holder of the Warrant(s) identified below directs the Company to exercise (check one):

☐  all of the Warrants

☐  ____________________________[*] Warrant(s)

Identified by Certificate No. __________________________________________

Type of Exercise: (check one or a combination):

☐ Cash in an amount equal to $ ____________________

☐ Cashless

The Exercise Units shall be issued to the following account:

Name: ____________________________________________________

Contact      Address: __________________________________________

Email: ____________________________________________

Date: _____________________________	___________________________________________ (Legal Name of Holder)

By:    __________________________

Name:

Title:

__________________

* Must be a whole number.

Annex 2

ASSIGNMENT FORM

Plymouth Industrial OP, LP

Subject to the terms of the Warrant Agreement, the undersigned Holder of the Warrant(s) identified below assigns (check one):

☐  all of the Warrants

☐  _____________________________[1] Warrant(s)

Identified by Certificate No. _______________________, and all rights thereunder, to:

Name:
Email:
Address:

SSN / TIN:

Date: _____________________________	___________________________________________ (Legal Name of Holder)

By:    ________________________________

Name:

Title:

__________________

1 Must be a whole number.

Exhibit B

FORM OF RESTRICTED SECURITY LEGEND

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

Exhibit C

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with the Warrant Agreement, dated as of [_____], between Plymouth Industrial OP, LP, a Delaware limited Partnership (the “Company”), Plymouth Industrial REIT, Inc., a Maryland corporation (the “General Partner”), and Isosceles Investments, LLC, as the initial Holder (the “Agreement”), the undersigned hereby irrevocably (i) presents for exchange Partnership Units in Plymouth Industrial OP, LP in accordance with the terms of the Agreement and the Exchange Right referred to therein; (ii) surrenders such Partnership Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (each as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the Holder in immediately available funds by wire transfer to the address and wire information specified below, and if Common Stock (as defined in the Agreement) are to be delivered, such shares of Common Stock be registered or placed in the name(s) and at the address(es) specified below, in each case, on or prior to the Exercise Exchange Date set forth below.

Name:
Email:
Address:
SSN / TIN:
Wire Info:
Exercise Exchange Date:

Date: _____________________________	___________________________________________ (Legal Name of Holder)

By:    ____________________________________

Name:

Title:

C-1